                                                                    EXHIBIT 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                               WARRANT AGREEMENT

             To Purchase Shares of the Series C Preferred Stock of

                          ARGONAUT TECHNOLOGIES, INC.

                Dated as of July 7, 1997 (the "Effective Date")

      WHEREAS, Argonaut Technologies, Inc., a Delaware corporation (the "Company") has entered into a Master Lease Agreement dated as of July 7, 1997, and Equipment Schedule No. VL-1 dated as of July 7, 1997 and related Summary Equipment Schedules (collectively, the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

      WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Series C Preferred Stock:

      NOW THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.    GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

      The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 6,802 fully paid and non-assessable shares of the Company's Series C Preferred Stock ("Preferred Stock") at a purchase price of $6.00 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

2.    TERM OF THE WARRANT AGREEMENT.

      Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) seven (7) years or (ii) three (3) years from the effective date of the Company's initial public offering ("IPO"), whichever is longer.

      Notwithstanding the foregoing, upon receipt by Warrantholder of a written request by the Company's underwriters, the Warrantholder shall exercise its rights to purchase Preferred Stock hereunder as of the effective date of the IPO so long as the purchase price per share is equal to or greater than the Exercise Price. The foregoing exercise at IPO is contingent upon the underwriter's notice being received by Warrantholder a minimum of ten (10) business days prior to the effective date of the IPO and if the underwriters fail to deliver such notice within the aforementioned time period, then notwithstanding anything to the contrary in this Warrant Agreement, the rights to purchase the Company's Preferred Stock shall not expire until the underwriters comply with such notice provisions. Such notice shall also contain such details of the IPO as are reasonable in the circumstances. If the IPO does not take place, the Company shall promptly notify the Warrantholder and the Warrantholder may rescind any exercise of its purchase rights promptly after such notice. In the event of such rescission, the Warrant Agreement will continue to be exercisable on the same terms and conditions contained herein.

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3.    EXERCISE OF THE PURCHASE RIGHTS.

      The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit 1 (the "Notice of Exercise"), duly completed and executed, along with this Warrant Agreement. Promptly upon receipt of the Notice of Exercise, this Warrant Agreement and the payment of the purchase price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased.

      The Exercise Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of the right to purchase such number of shares equal in value (as determined below) to the aggregate exercise price of the number of shares to be purchased by the Warrantholder ("Net Issuance"). If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

                  X = Y(A-B)
                      ------
                        A

      Where: X =  the number of shares of Preferred Stock to be issued to the
                  Warrantholder.

                  Y = the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement.

                  A =   the fair market value of one (1) share of Preferred
                        Stock.

                  B =   the Exercise Price.

      For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

            (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

            (ii) if this Warrant is exercised after, and not on connection with the Company's initial public offering, and:

                  (a) if the Company's Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

                  (b) if the Company's Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the Nasdaq National Market System (or similar system) over the twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

            (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such


Warrant Lease                         -2-
      exercise, unless the exercise is in connection with a merger, acquisition or other consolidation of the Company pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the value received by the holders of the Company's Preferred Stock on a common equivalent basis pursuant to such merger or acquisition.

      Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.    RESERVATION OF SHARES.

      (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

      (b) Registration of Listing. If any shares of Preferred Stock required to be reserved for purposes of the exercise of this Warrant Agreement hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as amended ("1933 Act"), as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5.    NO FRACTIONAL SHARES OR SCRIP.

      No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrantholder's rights to purchase Preferred Stock, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.    NO RIGHTS AS SHAREHOLDER.

      This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrantholder's rights to purchase Preferred Stock as provided for herein.

7.    WARRANTHOLDER REGISTRY.

      The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.    ADJUSTMENT RIGHTS.

      The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

      (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of its rights to purchase Preferred Stock, the number of shares of Preferred Stock or other securities of the successor corporation resulting from such Merger Event, to which a holder of the Preferred Stock deliverable upon exercise of the right to purchase Preferred Stock hereunder would have been entitled in such Merger Event if the right to purchase such Preferred Stock hereunder had been exercised immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the

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Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent reasonably possible.

      (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

      (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or proportionately increased in the case of a combination.

      (d) Right to Purchase Additional Stock. If, the Warrantholder's total cost of equipment leased pursuant to the Leases exceeds $1,100,000.00, Warrantholder shall have the right to purchase from the Company, at the Exercise Price (adjusted as set forth herein), an additional number of shares, which number shall be determined by (i) multiplying the amount by which the Warrantholder's total equipment cost exceeds $1,100,000.00 by 4%, and (ii) dividing the product thereof by the Exercise Price per share referenced above.

      (e) Antidilution Rights. The Preferred Stock purchasable hereunder shall have the benefit of the same antidilution rights applicable to such Preferred Stock as designated in the Company's Certificate of Incorporation, as such may be amended from time to time, and the Company shall provide Warrantholder with all notices and information at the times and to the extent it is required to do so to the holders of such Preferred Stock.

      (f) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution liquidation or winding up; and (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

      Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and
(v) the number of shares subject to the purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

      (g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

      (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever, provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Certificate of Incorporation (the "Charter") and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of


Warrant Lease                         -4-
shares of Preferred Stock; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

      (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock set forth in Section 1, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms subject only to bankruptcy, insolvency or other similar laws affecting the enforceability to the rights of creditors generally and the general principles of equity.

      (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

      (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock, and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

            (i) The authorized capital stock of the Company consists of 28,800,000 shares of Common Stock and 20,800,000 shares of preferred stock, of which 5,000,000 are designated as Series A Preferred Stock, 5,000,000 shares are designated Series A-1 Preferred Stock, 3,000,000 shares are designated Series B Preferred Stock, 3,000,000 shares are designated Series B-1 Preferred Stock, 1,600,000 shares are designated Series C Preferred Stock, and 1,600,000 shares are designated Series C-1 Preferred Stock. The issued and outstanding stock of the Company consists 1,903,708 shares of Common Stock, 4,627,500 shares of Series A Preferred Stock, no shares of Series A-1 Preferred Stock, 2,923,073 shares of Series B Preferred Stock, no shares of Series B-1 Preferred Stock, 1,180,000 shares of Series C Preferred Stock and no shares of Series C-1 Preferred Stock. The Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, and Series C-1 Preferred shall have the rights, preferences, privileges and restrictions set forth in the Charter.

      (ii) The Company has reserved 1,685,308 shares of its Common Stock for issuance to officers, directors, employees, sales representatives and consultants of the Company pursuant to the Company's 1995 Incentive Stock Plan. There are stock options outstanding for the purchase of 1,215,575 shares of Common Stock. There are also warrants outstanding for the purchase of 55,000 shares of Common Stock. Except as referenced herein, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

      (e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

      (f) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of the Warrantholder's right to purchase such Preferred Stock will constitute a transaction exempt from (i) the registration requirements of
Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

      (g) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act, the Company shall furnish to the Warrantholder, within

Warrant Lease                         -5-
ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule as then applicable to the Company, as such Rule may be amended from time to time.

10.   REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

      This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder which by its execution hereof the Warrantholder hereby confirms:

      (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

      (b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

      (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an option of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

      (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

      (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to
Section 15(d), of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

      (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

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11.   LOCKUP AGREEMENT.

      Warrantholder agrees that, if, in connection with the Company's IPO of the Company's securities, the Company or the underwriters managing the offering so request, the Warrantholder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any right to purchase Preferred Stock hereunder or any Preferred Stock issuable upon exercise of its rights hereunder without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of the IPO as may be requested by the Company or the underwriters; provided that each officer and director of the Company who own stock of the Company also agrees to such restrictions. This Section 11 shall be binding on all transferees or assignees of Warrantholder.

12.   TRANSFERS.

      Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

13.   MISCELLANEOUS.

      (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

      (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

      (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of Illinois.

      (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, attention:
James Labe, Venture Group, cc: Legal Department, attention: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847) 518-5088, and (ii) to the
Company at 887 Industrial Road, Suite G, San Carlos, CA 94070, (and/or if by facsimile, (415) 598-1359 or at such other address as any such party may subsequently designate by written notice to the other party.

      (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

      (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

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      (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

      (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

      (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

      (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (d), (f) and (g) of Section 9 above. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

      IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.


                                    Company: ARGONAUT TECHNOLOGIES, INC.


                                    By:    [Signature Illegible]
                                           -----------------------------
                                    Title: President & CEO
                                           -----------------------------


                                    WARRANTHOLDER: COMDISCO, INC.


                                    By:    /s/ JAMES P. LABE
                                           -----------------------------
                                    Title: JAMES P. LABE, PRESIDENT
                                           COMDISCO VENTURES DIVISION
                                           -----------------------------


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                                   EXHIBIT I

                               NOTICE OF EXERCISE

To:   _____________________________

(1) The undersigned Warrantholder hereby elects to purchase _________ shares of the Series ___ Preferred Stock of ____________________, pursuant to the terms of the Warrant Agreement dated the ______ day of _____________, 19__ (the "Warrant Agreement") between _________________________________
      and the Warrantholder, and tenders herein with payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any, as set forth below:

            (a)   by cash or check ________________

                        or

            (b)   by Net Issuance as defined in the Warrant Agreement
                  __________________________

(2) In exercising its rights to purchase the Series ___ Preferred Stock of __________________________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in
      Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Series ___ Preferred Stock in the name of the undersigned or in such other name as is specified below.


________________________________
(Name)

________________________________
(Address)



WARRANTHOLDER: COMDISCO, INC.

By: ____________________________

Title: _________________________

Date: __________________________



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                                   EXHIBIT II

                                TRANSFER NOTICE


(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to


__________________________________________________
(Please Print)

whose address is _________________________________

__________________________________________________

          Dated: _________________________________

          Holder's Signature: ____________________

          Holder's Address: ______________________

          ________________________________________

Signature Guaranteed: ____________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.